                                                                    EXHIBIT 99.1

                                                         Contact: Patrick Kane
                                                                  (412) 553-7833

             EQUITABLE RESOURCES REPORTS EARNINGS OF $0.50 PER SHARE
                            INCREASES DIVIDEND BY 50%

     PITTSBURGH, July 18, 2003/ PRNewswire-FirstCall/ -- Equitable Resources Inc. (NYSE: EQT) today announced second quarter 2003 earnings from continuing operations before accounting change of $0.50 per diluted share. This compares with earnings from continuing operations before accounting change of $0.45 in the second quarter 2002. The Company also increased the dividend by 50% over the first quarter of 2003 to $0.30 per share.

QUARTERLY RESULTS BY BUSINESS

EQUITABLE UTILITIES

     Equitable Utilities had operating income for the second quarter of $12.7 million compared to $15.1 million reported for the same period last year. Net operating revenues for the three months ended June 30, 2003 were $44.2 million compared to $45.6 million for the same period last year. Residential distribution net operating revenues were $1.2 million lower, primarily due to weather that was 12% warmer than the prior year and 21% warmer than normal. Total operating expenses for the quarter were $31.5 million compared to $30.6 million reported during the same period last year. The increase is primarily attributed to increased insurance, legal, benefit, and bad debt expenses. These increased costs were partially offset by ongoing cost reduction initiatives.

EQUITABLE SUPPLY

     Equitable Supply had operating income for the quarter of $45.8 million, 12.5% higher than the $40.7 million earned in the same period last year. Total operating revenues were $79.4 million, $11.4 million higher than the previous year's total operating revenue of $68.0 million. Production revenues increased $8.7 million quarter over quarter to $62.3 million in 2003 from $53.6 million in 2002. The revenue increase was a result of both a net equity sales volume increase of 0.7 Bcfe and an average of net equity and monetized sales price of $3.83 per Mcfe, which was $0.37 higher than $3.46 per Mcfe for the same period last year. Gathering revenues were $2.7 million higher at $17.1 million, compared with $14.4 million in 2002.

     Operating expenses for the quarter were $33.6 million compared to $27.3 million last year. The increase in total operating expenses was due to increases of $1.5 million in severance tax related to higher gas prices, $2.3 million in depreciation, depletion and amortization expense (DD&A), $1.7 million in selling, general and administrative expense (SG&A), and $0.8 million in lease operating expense primarily related to increased road maintenance costs and property taxes. Of the $0.10 per Mcfe increase in DD&A, approximately $0.0 per Mcfe relates to the developmental drilling program, $0.0 per Mcfe relates to the purchase of the minority interest in Appalachian Basin Partners, LP and $0.02 per Mcfe relates to the change in accounting standards in the first quarter (SFAS 143). The increase in SG&A was mainly due to increased legal and insurance expense and an increase in professional staffing.

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

     Sales volumes increased by 0.7 Bcfe to 15.5 Bcfe from 14.8 Bcfe. Total operated volumes were 22.6 Bcfe, a slight increase over 22.3 Bcfe last year.

NORESCO

     NORESCO operating income increased by $3.4 million to $2.4 million in the second quarter, compared to an operating loss of $1.0 million posted in the same period last year. Included in the loss of $1.0 million in the second quarter of last year was an impairment of $5.3 million for the Jamaican power plant. Total revenue decreased to $42.6 million compared to $46.5 million in 2002.

     Total expenses for the second quarter 2003 decreased to $6.1 million from $11.3 million in the second quarter 2002. Net of the $5.3 million Jamaica write-off, total operating expenses were relatively unchanged. Equity earnings increased $1.1 million to $1.5 million in the second quarter 2003, compared to $0.4 million in 2002. NORESCO's quarter-end backlog was $78 million, compared to $157 million a year earlier. Two large projects expected to be signed in the second quarter were delayed.

OTHER BUSINESS

Dividend

     On July 17, 2003, the Board of Directors of Equitable Resources declared a regular quarterly cash dividend of 30 cents per share, payable September 1, 2003 to shareholders of record on August 15, 2003. This is a 50% increase over the June 1, 2003 dividend and is the second increase in 2003, resulting in a total increase of 76%. Going forward, the Company is targeting dividend growth at a rate similar to the rate of earnings per share growth.

2003 Earnings Guidance

     The Company reiterates its previously forecast 2003 earnings per share of between $2.70 and $2.80. Due to significant hedges discussed below, the impact on 2003 earnings guidance from changes in the price of natural gas is expected to be less than $0.005 per share for every $0.10 change in the NYMEX natural gas price.

Hedging

     During the second quarter 2003, Equitable added to its hedge position for the years 2004 - 2010. The approximate volumes and prices of Equitable's hedges and fixed-price contracts for 2003 to 2005 are:

                                                     2003          2004         2005
                                                  ----------   -----------  ------------
  Total Volume (Bcf).................                   47            49           46
  Average Price per Mcf (NYMEX)*.....               $ 4.22        $ 4.50       $ 4.60

   * The above price is based on a conversion rate of 1.05 MMbtu/Mcf

                                     (more)

Stock Buyback

     During the quarter, Equitable Resources repurchased 483,000 shares of EQT stock. The total number of shares repurchased since October 1998 is approximately 16.2 million out of the current 18.8 million share repurchase authorization.

Westport

     Equitable owns approximately 13 million shares, or 19.5%, of Westport Resources Corporation. The Company does not have operational control of Westport. The Company changed the accounting treatment for its investment in Westport from the equity method to available for sale, effective March 31, 2003. The change in accounting methods eliminated the inclusion of Westport's results in Equitable's earnings. In the second quarter 2002, Equitable recognized a $0.6 million loss in equity earnings from its investment in Westport.

Appalachian Basin Partners

     In February 2003, the Company purchased the remaining 31% limited partnership interest in Appalachian Basin Partners, LP (ABP) from the minority interest holders. As a result, effective February 1, 2003, the Company no longer recognizes minority interest expense associated with ABP, which totaled $1.9 million in the second quarter 2002.

NON-GAAP FINANCIAL MEASURES

OPERATING INCOME, MINORITY INTEREST & EQUITY EARNINGS FROM NONCONSOLIDATED INVESTMENTS

     The Company reports operating income, minority interest and equity earnings from nonconsolidated investments by segment in this press release. Both interest and income taxes are controlled on a consolidated, corporate-wide basis, and are not allocated to the segments. Minority interest is recorded only on the Supply segment results.

      The following table reconciles operating income by segment as reported in this press release to the consolidated operating income reported in the Company's financial statements:

                                                     THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                          JUNE 30,                              JUNE 30,
                                                  2003               2002               2003                2002
                                             -------------------------------------------------------------------------
OPERATING INCOME (THOUSANDS):
  Equitable Utilities...............             $ 12,728             $ 15,080          $  71,755          $  68,555
  Equitable Supply..................               45,767               40,711             94,180             79,356
  NORESCO...........................                2,432                 (978)             6,353              1,643
  Unallocated expenses..............               (4,110)                (780)            (6,151)            (1,303)
                                             --------------    ----------------    ---------------    ----------------
      Operating Income..............             $ 56,817             $ 54,033          $ 166,137          $ 148,251
                                             ==============    ================    ===============    ================

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

     The following table reconciles equity earnings in nonconsolidated investments by segment as reported in this press release to the consolidated equity earnings from nonconsolidated investments reported in the Company's financial statements:

                                                            THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                 JUNE 30,                             JUNE 30,
                                                          2003              2002              2003               2002
                                                        ---------------------------------------------------------------
EQUITY EARNINGS IN NONCONSOLIDATED
  INVESTMENTS, EXCLUDING WESTPORT
     (THOUSANDS):
      Equitable Supply ..............................   $     24          $     66          $    262           $    118
      NORESCO .......................................      1,452               366             2,389              1,945
      Unallocated ...................................         43                 -               100                  -
                                                        --------          --------          --------           --------
         Total ......................................   $  1,519          $    432          $  2,751           $  2,063
                                                        ========          ========          ========           ========

     Other segment non-GAAP financial measures identified in this press release are reconciled to the most comparable financial measures calculated in accordance with GAAP on the attached operational and financial reports.

     Equitable's teleconference with securities analysts will be broadcast live via Equitable's website, http://www.eqt.com and will be available for replay for a 30 day period.

     Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural gas production supply, natural gas transmission and distribution, and leading-edge energy management services for customers throughout the United States. The Company also has energy service projects in selected international markets.

     Equitable Resources management speaks to investors from time to time. Slides for these discussions will be available online on Equitable's website. The slides will be updated periodically.

DISCLOSURES IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS RELATED TO SUCH MATTERS AS 2003 EARNINGS PER DILUTED SHARE OF BETWEEN $2.70 AND $2.80, DELIVERING LOW DOUBLE DIGIT EARNINGS AND DIVIDEND GROWTH, THE IMPACT ON EARNINGS GUIDANCE OF CHANGES IN NYMEX GAS PRICES, THE APPROXIMATE VOLUMES AND PRICES OF HEDGES AND FIXED-PRICE CONTRACTS FOR 2003 TO 2005, FINANCIAL PERFORMANCE, FUTURE COSTS SAVINGS, AND OPERATIONAL MATTERS. THE COMPANY NOTES THAT A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE, GROWTH AND RESULTS OF THE COMPANY'S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: WEATHER CONDITIONS, COMMODITY PRICES FOR NATURAL GAS AND ASSOCIATED HEDGING ACTIVITIES, INCLUDING CHANGES IN HEDGE POSITIONS, AVAILABILITY AND COST OF FINANCING INCLUDING ACTIONS OF CREDIT RATING AGENCIES, CHANGES IN INTEREST RATES, CHANGES IN TAX LAWS, UNANTICIPATED CURTAILMENTS OR DISRUPTIONS IN PRODUCTION, TIMING AND AVAILABILITY OF REGULATORY AND GOVERNMENTAL APPROVALS, INCLUDING PENDING RATE CASES, THE TIMING AND EXTENT OF THE COMPANY'S SUCCESS IN ACQUIRING UTILITY COMPANIES AND NATURAL GAS PROPERTIES, THE ABILITY OF THE COMPANY TO DISCOVER, DEVELOP AND PRODUCE RESERVES, THE ABILITY OF THE COMPANY TO ACQUIRE AND APPLY TECHNOLOGY TO ITS OPERATIONS, THE IMPACT OF COMPETITIVE FACTORS ON PROFIT MARGINS IN VARIOUS MARKETS IN WHICH THE COMPANY COMPETES, CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND/OR THEIR INTERPRETATION, THE ABILITY OF THE COMPANY TO SUCCESSFULLY COLLECT RECEIVABLES AND NEGOTIATE LABOR CONTRACTS, INCENTIVE PLAN ACCRUALS, REALIZING THE VALUE OF WESTPORT, AND THE LEVEL OF FUTURE SHARE REPURCHASES BY THE COMPANY.

                   EQUITABLE RESOURCES, INC. AND SUBSIDIARIES
                  STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)
                      (Thousands, except per share amounts)

                                                             Three Months Ended              Six Months Ended
                                                                   June 30,                      June 30,
                                                              2003          2002            2003           2002
                                                          -----------    -----------    -----------    -----------
Operating revenues                                        $   218,496    $   226,671    $   560,818    $   520,714
Cost of sales                                                  86,426        102,653        240,396        235,820
                                                          -----------    -----------    -----------    -----------
  Net operating revenues                                      132,070        124,018        320,422        284,894
                                                          -----------    -----------    -----------    -----------

OPERATING EXPENSES:
  Operation and maintenance                                    18,601         18,412         37,456         35,996
  Production and exploration                                    8,624          6,391         17,786         12,841
  Selling, general and administrative                          28,803         23,091         61,065         48,948
  Impairment of long-lived assets                                   -          5,320              -          5,320
  Depreciation, depletion and amortization                     19,225         16,771         37,978         33,538
                                                          -----------    -----------    -----------    -----------
    Total operating expenses                                   75,253         69,985        154,285        136,643
                                                          -----------    -----------    -----------    -----------
OPERATING INCOME                                               56,817         54,033        166,137        148,251

Charitable contribution expense                                     -              -         (9,279)             -
Equity earnings (losses) from nonconsolidated
  Investments:
   Westport                                                         -           (625)         3,614         (4,873)
   Other                                                        1,519            432          2,751          2,063
                                                          -----------    -----------    -----------    -----------
                                                                1,519           (193)         6,365         (2,810)

Minority interest                                                   -         (1,949)          (871)        (3,399)

Interest expense                                               10,782          9,259         23,103         18,838
                                                          -----------    -----------    -----------    -----------
Income from continuing operations before income
  taxes and cumulative effect of accounting change             47,554         42,632        139,249        123,204
Income taxes                                                   16,159         13,443         43,375         41,643
                                                          -----------    -----------    -----------    -----------
Income from continuing operations before cumulative
  effect of accounting change                                  31,395         29,189         95,874         81,561
Income from discontinued operations                                 -          9,000              -          9,000
Cumulative effect of accounting change, net of tax                  -              -         (3,556)        (5,519)
                                                          -----------    -----------    -----------    -----------
NET INCOME                                                $    31,395    $    38,189    $    92,318    $    85,042
                                                          ===========    ===========    ===========    ===========

EARNINGS PER SHARE OF COMMON STOCK:
Basic:
  Weighted average common shares outstanding                   62,058         63,280         62,056         63,421
  Income from continuing operations before
   cumulative effect of accounting change                 $      0.51    $      0.46    $      1.55    $      1.29
  Income from discontinued operations                               -           0.14              -           0.14
  Cumulative effect of accounting change, net of tax                -              -          (0.06)         (0.09)
                                                          -----------    -----------    -----------    -----------
  Net income                                              $      0.51    $      0.60    $      1.49    $      1.34
                                                          ===========    ===========    ===========    ===========

Diluted:
  Weighted average common shares outstanding                   63,420         64,999         63,382         65,033
  Income from continuing operations before
   cumulative effect of accounting change                 $      0.50    $      0.45    $      1.52    $      1.25
  Income from discontinued operations                               -           0.14              -           0.14
  Cumulative effect of accounting change, net of tax                -              -          (0.06)         (0.08)
                                                          -----------    -----------    -----------    -----------
  Net income                                              $      0.50    $      0.59    $      1.46    $      1.31
                                                          ===========    ===========    ===========    ===========

(A) Due to the seasonal nature of the Company's natural gas distribution and energy marketing businesses and the volatility of gas prices, the interim statements for the three month periods are not indicative of results for a full year.

(B) The Company has reclassified all gains and losses on its energy trading contracts previously recorded gross to a net presentation in accordance with the FASB's fourth quarter 2002 revision of its consensus contained in EITF No. 02-3.

                              EQUITABLE UTILITIES
                        OPERATIONAL AND FINANCIAL REPORT

                                                          Three Months Ended             Six Months Ended
                                                              June 30,                       June 30,
                                                        2003             2002         2003           2002
                                                     -----------     -----------   -----------    -----------
            OPERATIONAL DATA
Heating degree days (30-year average: Qtr -
  705, YTD - 3,635)                                          554             632         3,669          3,041

Residential sales and transportation volume
  (MMcf)                                                   3,467           3,876        17,632         15,092
Commercial and industrial volume (MMcf)                    4,965           6,147        16,555         16,562
                                                     -----------     -----------   -----------    -----------
   Total throughput (MMcf) - Distribution                  8,432          10,023        34,187         31,654
Total throughput (BBtu) - Pipeline                        16,387          21,971        36,815         38,690
Total throughput (BBtu) - Marketing                        5,900          37,716        20,057         88,073

Net operating revenues (thousands):
  Distribution - Utility:
     Residential                                     $    18,318     $    19,528   $    66,464    $    59,258
     Commercial & industrial                               9,347           8,069        30,828         26,292
     Other                                                   911             894         2,477          2,194
  Pipeline - Utility                                      11,136          12,010        27,049         29,528
  Marketing                                                4,467           5,131        14,580         14,260
                                                     -----------     -----------   -----------    -----------
     Total net operating revenue                     $    44,179     $    45,632   $   141,398    $   131,532

Total operating expenses as a % of net
  operating revenues                                       71.19%          66.95%        49.25%         47.88%

Net operating revenues/MMbtu - marketing             $      0.76     $      0.14   $      0.73    $      0.16

Operating Income (thousands):
  Distribution - Utility                             $     5,119     $     6,316   $    45,934    $    40,929
  Pipeline - Utility                                       3,589           4,553        12,122         15,331
  Marketing                                                4,020           4,211        13,699         12,295
                                                     -----------     -----------   -----------    -----------
     Total                                           $    12,728     $    15,080   $    71,755    $    68,555

Capital expenditures (thousands)                     $    14,708     $    12,985   $    23,376    $    22,305

            FINANCIAL DATA (THOUSANDS)
Utility revenues                                     $    62,485     $    56,858   $   246,810    $   191,852
Marketing revenues                                        53,135          92,102       104,919        180,859
                                                     -----------     -----------   -----------    -----------
    Total operating revenues                             115,620         148,960       351,729        372,711

Utility purchased gas costs                               22,773          16,356       119,992         74,579
Marketing purchased gas costs                             48,668          86,972        90,339        166,600
                                                     -----------     -----------   -----------    -----------
    Net operating revenues                                44,179          45,632       141,398        131,532

Operating expenses:
  Operation and maintenance                               12,722          12,596        25,825         24,220
  Selling, general and administrative                     11,940          11,369        30,294         25,652
  Depreciation, depletion and amortization                 6,789           6,587        13,524         13,105
                                                     -----------     -----------   -----------    -----------
     Total operating expenses                             31,451          30,552        69,643         62,977
                                                     -----------     -----------   -----------    -----------

Operating income                                     $    12,728     $    15,080   $    71,755    $    68,555
                                                     -----------     -----------   -----------    -----------

                                EQUITABLE SUPPLY
                        OPERATIONAL AND FINANCIAL REPORT

                                                   Three Months Ended                  Six Months Ended
                                                        June 30,                           June 30,
                                                2003             2002               2003               2002
                                           --------------    --------------     --------------     --------------
            OPERATIONAL DATA
Total operated volumes (MMcfe)                     22,645            22,291             45,001             44,797
Volumes handled (MMcfe)                            32,108            31,921             67,417             65,168
Selling, general and administrative
 ($/Mcfe handled)                          $         0.22    $         0.17     $         0.21               0.17
Capital expenditures (thousands)           $       42,767    $       36,476     $       66,305     $       64,047

PRODUCTION:
Net equity sales (MMcfe)                           12,053            11,309             24,099             22,733
    Average (well-head) sales price
      ($/Mcfe)                             $         4.01    $         3.52     $         4.11     $         3.36

Monetized sales (MMcfe)                             3,510             3,510              6,981              6,981
    Average (well-head) sales price
      ($/Mcfe)                             $         3.23    $         3.28     $         3.23     $         3.26

Average of net equity and monetized
    (well-head) sales price ($/Mcfe)       $         3.83    $         3.46     $         3.91     $         3.34

Company usage, line loss (MMcfe)                    1,488             1,447              2,545              2,787

Lease operating expense, excluding
 severance tax ($/Mcfe)                    $         0.29    $         0.26     $         0.30     $         0.28
Severance tax ($/Mcfe)                     $         0.21    $         0.12     $         0.22     $         0.10
Production depletion ($/Mcfe)              $         0.49    $         0.39     $         0.48     $         0.39

GATHERING:
Gathered volumes (MMcfe)                           29,177            28,917             61,729             59,532
Average gathering revenue ($/Mcfe)         $         0.58    $         0.50     $         0.55     $         0.50
Gathering and compression expense
  ($/Mcfe)                                 $         0.20    $         0.20     $         0.19     $         0.20
Gathering and compression
  depreciation ($/Mcfe)                    $         0.10    $         0.10     $         0.09     $         0.09

OPERATING INCOME (IN THOUSANDS)
Production operating income                $       40,144    $       36,898     $       82,751     $       70,843
Gathering operating income                          5,623             3,813             11,429              8,513
                                           --------------    --------------     --------------     --------------
     Total operating income                $       45,767    $       40,711     $       94,180     $       79,356

DEPRECIATION, DEPLETION AND
  AMORTIZATION (IN THOUSANDS)
Production depletion                       $        8,346    $        6,345     $       16,301     $       12,777
Gathering and compression depreciation              2,924             2,782              5,831              5,655
Other depreciation, depletion  and
  amortization                                        749               584              1,469              1,038
                                           --------------    --------------     --------------     --------------
     Total depreciation, depletion
       and amortization                    $       12,019    $        9,711     $       23,601     $       19,470

            FINANCIAL DATA (THOUSANDS)
Production revenues:
     Net equity sales                      $       48,287    $       39,815     $       98,964     $       76,374
     Monetized sales                               11,349            11,498             22,574             22,769
     Other revenue                                  2,656             2,270              5,433              5,254
                                           --------------    --------------     --------------     --------------
       Total production revenues                   62,292            53,583            126,971            104,397

Gathering revenues                                 17,093            14,445             34,111             30,033
                                           --------------    --------------     --------------     --------------
  Total operating revenues                         79,385            68,028            161,082            134,430
                                           --------------    --------------     --------------     --------------
Operating expenses:
    Lease operating expense, excluding
     severance taxes                                5,012             4,265              9,928              9,009
    Severance tax                                   3,499             1,970              7,386              3,380
    Land and leasehold maintenance                    113               156                472                452
    Gathering and compression expense               5,879             5,816             11,631             11,776
    Selling, general and administrative             7,096             5,399             13,884             10,987
    Depreciation, depletion and
     amortization                                  12,019             9,711             23,601             19,470
                                           --------------    --------------     --------------     --------------
      Total operating expenses                     33,618            27,317             66,902             55,074
                                           --------------    --------------     --------------     --------------

Operating income                           $       45,767    $       40,711     $       94,180     $       79,356
                                           --------------    --------------     --------------     --------------

Equity earnings from nonconsolidated
  investments                              $           24    $           66     $          262     $          118
Minority interest                          $            -    $       (1,949)    $         (871)    $       (3,399)

                                     NORESCO
                        OPERATIONAL AND FINANCIAL REPORT


                                                           Three Months Ended             Six Months Ended
                                                               June 30,                       June 30,
                                                         2003           2002            2003           2002
                                                     ------------   ------------    ------------   ------------

OPERATIONAL DATA
Revenue backlog, end of period (thousands)           $     78,399   $    157,410    $     78,399   $    157,410
Construction completed (thousands)                   $     29,954   $     30,917    $     60,516   $     52,222

Gross profit margin                                          20.0%          22.3%           20.4%          23.1%
SG&A as a % of revenue                                       13.5%          12.0%           12.4%          13.5%

Capital expenditures (thousands)                     $         98   $        183    $        146   $        364

FINANCIAL DATA (THOUSANDS)
Energy service contract revenues                     $     42,580   $     46,494    $     88,098   $     81,933
Energy service contract costs                              34,074         36,136          70,156         63,001
                                                     ------------   ------------    ------------   ------------
Net operating revenues (gross profit margin)                8,506         10,358          17,942         18,932
                                                     ------------   ------------    ------------   ------------

Operating expenses:
Selling, general and administrative                         5,733          5,572          10,899         11,088
Impairment of long-lived assets                                 -          5,320               -          5,320
Depreciation and depletion                                    341            444             690            881
                                                     ------------   ------------    ------------   ------------
Total operating expenses                                    6,074         11,336          11,589         17,289
                                                     ------------   ------------    ------------   ------------

Operating income (loss)                              $      2,432   $       (978)   $      6,353   $      1,643
                                                     ------------   ------------    ------------   ------------

Equity earnings from nonconsolidated investments     $      1,452   $        366    $      2,389   $      1,945